EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT








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                         SUBSIDIARIES OF THE REGISTRANT

                                                                          Percent        State of
                                                                            of         Incorporation
                   Parent                           Subsidiary           Ownership    or Organization
                   ------                           ----------           ---------    ---------------
Magna Bancorp, Inc.                 Magnolia Federal Bank for Savings      100%           Federal

                                    Magna Insurance Company                 79%       South Carolina

                                    Magna Financial Services., Inc.        100%         Mississippi

                                    Realty Services, Inc.                  100%         Mississippi

                                    Comserv, Inc.                          100%         Mississippi

Magnolia Federal Bank for Savings   Magna Mortgage Company                 100%         Mississippi